                                 AIRGAS, INC.
                   AMENDED CERTIFICATE OF INCORPORATION (1)
                             ____________________

                                   ARTICLE 1

     The name of the Corporation is Airgas, Inc.

                                   ARTICLE 2

     The address of the registered office of the Corporation in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE 3

     The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE 4

     The total number of shares of capital stock of all classes which the Corporation has authority to issue is Two Hundred Twenty Million Thirty Thousand (220,030,000) shares, of which Two Hundred Million (200,000,000) shares shall be Common Stock, with a par value of One Cent ($0.01) per share, Twenty Million (20,000,000) shares shall be Preferred Stock, with a par value of One Cent ($0.01) per share, and Thirty Thousand (30,000) shares shall be Non-Voting Preferred Stock, with a par value of One Hundred Dollars ($100) per share.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                 COMMON STOCK

     Subject to all the rights of the Preferred Stock and Non-Voting Preferred Stock, and except as may be expressly provided with respect to the Preferred herein, by law or by the Board of Directors pursuant to this Article 4, the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote.













(1) Includes three amendments filed on the following dates: August 13, 1987, November 12, 1989 and August 3, 1994.

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                                PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, providing for a change in the number of, shares of any particular series and, to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law or other law hereafter in effect relating to the same or substantially similar subject matter, to establish or change the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series include, but not limited to, determination of the following:

     (a) the distinctive serial designation of such series and the number of shares constituting such series provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Twenty Million (20,000,000);

     (b) the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

     (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

     (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock or any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

     (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

    (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

     (h) any other relative rights, powers, preferences, qualification, limitations or restrictions thereof relating to such series.

     The share of Preferred Stock of any one series shall be identical with each other in all respects except as to the date from and after which the dividends thereon shall be cumulative, if cumulative.

     The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.


                   NON-VOTING PREFERRED STOCK

     The designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, and the powers conferred upon the Board of Directors with respect to the fixing of the preferences, limitations and relative rights of the shares of Non-Voting Preferred Stock, are as follows:

     1. The shares of Non-Voting Preferred Stock may be issued from time to time, in one or more series of any number of shares, as and when the Board of Directors shall determine, provided that the aggregate number of shares issued and not cancelled of any and all such shares of Non-Voting Preferred Stock shall not exceed the total number of shares of Non-Voting Preferred Stock herein authorized.

     2. All shares of the Non-Voting Preferred Stock shall be of equal rank and shall be identical in all respects, except that, authority is hereby vested in the Board of Directors to issue the Non-Voting Preferred Stock in series, and in connection with the creation of such series to fix by resolution or resolutions providing for the issue of shares thereof the preferences, limitations and relative rights of such series to the extent permitted by this Certificate of Incorporation and the applicable law, in the following respects:

     (a) whether the shares of such series shall be subject to redemption and, if so, whether redemption shall be mandatory, optional, or both; the redemption price or prices; and such other terms and conditions on which shares of Non-Voting Preferred Stock may be redeemed;

     (b) whether the shares of such series shall be entitled to limited voting powers or other special rights upon the failure of the Corporation to pay dividends on the Non-Voting Preferred Stock.

     3. The holders of the Non-Voting Preferred Stock at the time outstanding shall be entitled to receive, out of funds legally available for the payments of dividends, cumulative preferential dividends at the annual dividend rate of $6.00 per share, payable quarter-yearly in each year, on the dates fixed for the purpose by the Board of Directors, to shareholders of record on the respective dates, not exceeding 40 days preceding such dividend payment dates, fixed for the purpose by the Board of Directors, provided however, that commencing with the first quarter-yearly dividend payment date after four (4) years after the issuance thereof, annual dividend rate for the Non-Voting Preferred Stock thereafter shall be $8.00 per share. The dividends on shares of Non-Voting Preferred Stock shall be cumulative, so that unless the dividends on outstanding shares of the Non-Voting Preferred Stock, at the annual dividend rates, and from the dates for accumulative thereof, shall have been paid or declared set apart for payment for all past quarter-yearly dividends, but without interest on accrued dividends, no dividend shall be made on the Common Stock. Any accumulation of dividends on the Non-Voting Preferred Stock shall not bear interest. The holders on the Non-Voting Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this Paragraph 3.

     4. The Corporation, by action of its Board of Directors may redeem the whole or any parts of any series of the Non-Voting Preferred Stock at any time or from time to time, except as may be otherwise provided in the resolutions providing for the issuance thereof, at the redemption price of the shares fixed therefore, together with a sum in the case of each share so to be redeemed, computed at the annual dividend rate above provided from the date from which dividends on such share became cumulative to the date fixed for


such redemption, less the aggregate of the dividends theretofore on such redemption date paid thereon. Whether any such redemption of the Non-Voting Preferred Stock shall be optional or mandatory, or both optional and mandatory, the redemption price or prices, and all other terms and conditions of any such redemption, shall be fixed by action of the Board of Directors in the resolution creating and issuing such series of such Non-Voting Preferred Stock.

     5. Before any amount shall be paid to, or any assets distributed among, the holders of the Common Stock upon any liquidation, dissolution or winding up of the Corporation, and after paying or providing for the payment of all creditors of the Corporation, the holder of all shares of each series on Non-Voting Preferred Stock at the time outstanding shall be entitled to be paid $100 per share, together with a sum in the case of each such share, computed at the annual dividend rate herein provided, from the date from which dividends on such share became cumulative to the date fixed for the payment of such distributive amount, less the aggregate of the dividends theretofore or on such date paid thereon or declared and set aside for payment thereon, and no more.

    6. Whenever the full dividends on the shares of all series of the Non-Voting Preferred Stock at the time outstanding for all past quarter-yearly dividend periods shall have been paid or declared and set apart for payment, then such dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors may be declared and paid on the Common Stock but only out of the funds legally available for payment of such dividends.

    7. In the event of any liquidations, dissolution or winding up of the Corporation, all assets and funds of the Corporation remaining after paying or providing for the payment of all creditors of the Corporation remaining after paying or providing for payment to the holders of the shares of all series of the Non-Voting Preferred Stock of all the full distributive amounts to which they are respectively entitled, as herein provided, shall be divided among and paid to the holders of the Common Stock according to their respective shares.

    8. (a) No holder or shares of the Common Stock shall be entitled as such a matter of rights to subscribe for or purchase any part of any new or additional issue of Common Stock, or securities convertible into Common Stock, whether issued for cash, property, services, by way of dividends or otherwise.

    9. (a) At all meetings of the shareholders of the Corporation, the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively. The holders of shares of the Non-Voting Preferred Stock shall have a right to vote and shall not be entitled to notice of any meeting of shareholders of the Corporation, nor to participate in any such meeting except as herein otherwise expressly provided and except for those purposes, if any for which said rights cannot be denied or waived under any mandatory provision of law which shall be controlling.

      (b) If and when dividends payable on the Non-Voting Preferred Stock shall be in default in an amount equivalent to or exceeding four full quarter-yearly dividends on shares of any series of the Non-Voting Preferred Stock then outstanding, the holders of all shares of such series shall be entitled to elect the number of directors, and to exercise such limited voting powers, as shall be provided by action of the Board of Directors in the resolution creating and issuing the Non-Voting Preferred Stock.



    10. The powers of the Board of Directors of the Corporation to fix the terms and conditions on which the shares of Non-Voting Preferred Stock may be redeemed, and to fix the limited voting powers of the holders of the shares of the Non-Voting Preferred Stock upon default of the payment of dividends payable on the Non-Preferred Stock, as authorized herein, shall be exercised by the Board of Directors, and may be exercised by the Executive Committee of the Board of Directors acting for the Board of Directors, by resolution duly adopted at or prior to the time of creating and issuing each series of Non-Voting Preferred Stock, by the vote of a majority of directors present at a duly convened meeting at which a quorum is present, or by unanimous consent in writing signed by all members of the Board of Directors or the Executive Committee, as the case may be. Nothing in this paragraph shall authorize the Board of Directors to change in any manner the rights and preferences of any outstanding shares of the Non-Voting Preferred Stock previously issued and outstanding or required, so long as any shares of the Non-Voting Preferred Stock are then outstanding.

    11. So long as any shares of the Non-Voting Preferred Stock are outstanding, to the extent amendment would change in any manner the rights and preferences of any shares of the Non-Voting Preferred Stock, this Article IV may not be amended without the approval of the holders of a majority of the outstanding shares of the Non-Voting Preferred Stock voting as a single class.

                           ARTICLE 5

     All power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

    For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its stockholders, it is further provided:

    1. Number, Election and Terms of Directors. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends to elect additional directors under specified circumstances, the number of Directors of the Corporation shall [be fixed at nine (9)] consist of no less than seven and no more than thirteen members, as shall be specifically determined from time to time by resolution of the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible as shall be provided in the manner specified in the By-laws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual



meeting of stockholders held in the third year following the year of their election.

    2. Newly Created Directorships and Vacancies. Expect as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next annual meeting of shareholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

    3. Removal of Directors. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect Director under specified circumstances, any Director may be removed from office without cause only by the affirmative vote of the holders of 67% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

    4. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

    5. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President, the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or pursuant to the request of holders of 33% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

    6. By-Law Amendments. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the stockholders shall otherwise provide.) Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this certificate of incorporation to the contrary, Article III of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 67% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

    7. Amendment, Repeal, etc. Notwithstanding anything contained in this certificate of incorporation to the contrary, the affirmative vote of the holders of at least 67% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article 5 or any provision hereof.

                            Article 6

1.  Vote Required for Certain Business Combinations.

(a) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this certificate of incorporation, and except as otherwise expressly provided in Section 2 of this Article 6:

     (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other Corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interest Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $100 million or more; or

    (iii) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $100 million or more; or

    (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

    (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 67% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for the purpose of this Article 6, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 4 of this certificate of incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

    (b) Definition of "Business Combination". The term "Business Combination" used in this Article 6 shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of Paragraph A of this Section 1.





     2. When the Higher Vote is Note Required. The provisions of Section 1 of this Article 6 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this certificate of incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

    (a) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

    (b) Price and Procedure Requirements. All of the following conditions shall have been met:

          (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

               (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or
(2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

               (B) the fair market value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article 6 as the "Determination Date"), whichever is higher.

          (ii) The aggregate amount of the cash and the fair market value as of the date of the consummation of the business combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph b(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

               (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

              (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               (C) the fair market value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.



          (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interest Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock previously acquired by it. The price determined in accordance with paragraphs B(i) and B(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

          (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefore any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation;
(b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

3.  Certain Definitions.  For the purpose of this Article 6:

(a.)  A "person" shall mean any individual, firm, Corporation or other entity.

(b.) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (i) is the beneficial owner, directly or indirectly, of 20% or more of the voting power of the outstanding Voting Stock; or

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial



owner, directly or indirectly, or 20% or more of the voting power of the then outstanding Voting Stock; or

          (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(c.)  A person shall be a "beneficial owner" of any Voting Stock:

          (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

          (ii)  which such person or any of its Affiliates or Associates has
(A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(d.) For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding upon exercise of conversion rights, warrants or options or otherwise.

     (e.) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of l934, as in effect on January l, l985.

     (f.) "Subsidiary" means any Corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph b of the Section 3, the term "Subsidiary" shall mean only a Corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

     (g.) "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

     (h.) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30 day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if such stock is not quoted on the Composite


Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of l934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30 day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and
(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

     (i.) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article 6 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     (j.)  "Equity Security" shall have the meaning ascribed to such term in
Section 3(a)(II) of the Securities Exchange Act of 1934, as in effect on January l, l985.

     4. Powers of the Board of Directors. A majority of the Directors shall have the power and duty to determine for the purposes of this Article 6, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets which are the object of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $l00 million or more. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article 6.

     5. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 6 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     6. Amendment, Repeal, etc. Notwithstanding any other provisions of this certificate of incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the By-Laws) the affirmative vote of the holders of 67% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article 6 or any provision hereof.

                                   ARTICLE 7

     1. Prevention of "Greenmail". Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Securityholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock beneficially owned by


such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this Article 7, each share of Voting Stock shall have the number of votes granted to it pursuant to Article 4 of this certificate of incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of l934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

     2.  Certain Definitions.  For the purposes of this Article 7:

          (a.) A "person" shall mean any individual, firm, Corporation or other entity.

          (b.) "Interested Securityholder" shall mean any person (other than the Corporation or any Corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which:


          (i) is the beneficial owner, directly or indirectly, of 20% or more of the class of securities to be acquired; or

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the class of securities to be acquired; or

          (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering with the meaning of the Securities Act of l933.

          (c.) A person shall be a "beneficial owner" of any security of any class of the Corporation:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) Which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) any right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing any security of any class of the Corporation.




          (d.) For the purposes of determining whether a person is an Interested Securityholder pursuant to paragraph b of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph c of this Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (e.) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of l934, as in effect on January l, l985.

          (f.) "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(ll) of the Securities Exchange Act of l934, as in effect on January l, l985.

                            ARTICLE 8

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute and this certificate of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Any such amendment, alteration, change or repeal shall be of no force and effect prior to the expiration of thirty (30) days after the affirmative vote of the holders of the appropriate majority of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.


                            ARTICLE 9

The name and address of each incorporator is as follows:


Name                          Mailing Address

McKinley C. McAdoo            Five Radnor Corporate Center
                              Suite 500
                              l00 Matsonford Road
                              Radnor, Pennsylvania l9087


                           ARTICLE  10

     The Corporation is to have perpetual existence.

     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of Delaware does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand and seal this l9th day of August, l986.




                         ________________________(SEAL)
                         /s/McKinley McAdoo